CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement No. 333-278953 on Form S-8 of our report dated March 20, 2025, relating to the financial statements of Marex Group plc. appearing in this Annual Report on Form 20-F for the year ended December 31, 2024. /s/ Deloitte LLP London, United Kingdom 20 March 2025